UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

BIO-EN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-186629	990369776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Main Street

Monsey, New York 10952

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 364-7151

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ossie Weitzman as Chief Financial Officer

On May 1, 2015, the Board of Directors of Bio-En Holdings Corp. (the “Company”) appointed Ossie Weitzman as the Company’s Chief Financial Officer.

Ossie Weitzman, 60, Chief Financial Officer

Ossie Weitzman is a UK Chartered Accountant based in Israel. He qualified as a Chartered Accountant in 1978 at Stoy Hayward (now BDO) becoming a manager in the corporate finance and investigations department. In 1983 he founded Neville Weitzman & Co a London based firm of Chartered Accountants. He emigrated to Israel in 1991 and from 1992 to 1994 was Investment Manager at Concept Investment Services. Since 1995 he has been an independent consultant providing financial, economic and venture marketing services to technology and other companies in Israel. Since 2011 he has been Finance Director of Peer TV Plc. He holds a B.Soc.Sc in Political Science from the University of Birmingham.

Family Relationships

No family relationship has ever existed between Mr. Weitzman and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is a written agreement (“Agreement”) between the Company and Mr. Weitzman, which is filed hereto as Exhibit 10.1 and incorporated herein by this reference

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

10.1 Employment Agreement between the Company and Mr. Weitzman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bio-En Holdings Corp.

Date: August 7, 2015	By:	/s/ Serena B. Potash
Name: Serena B. Potash
Title: President
(Principal Executive Officer)